UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 25, 2010

Adobe Systems Incorporated
(Exact name of Registrant as specified in its charter)

Delaware	0-15175	77-0019522
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

345 Park Avenue
San Jose, California 95110-2704
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (408) 536-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01     Other Events

Issuance of $1.5 Billion of Notes

On February 1, 2010, Adobe Systems Incorporated (“Adobe”) expects to consummate the issuance and sale of $600,000,000 aggregate principal amount of its 3.250% Notes due 2015 and $900,000,000 aggregate principal amount of its 4.750% Notes due 2020 (together, the “Notes”), pursuant to an underwriting agreement dated January 25, 2010 among Adobe and Banc of America Securities LLC and J.P. Morgan Securities Inc., as representatives of the several underwriters named therein. The Notes will be issued pursuant to an Indenture dated as of January 25, 2010 (the “Indenture”) between Adobe and Wells Fargo Bank, National Association as trustee, and an officer’s certificate issued pursuant thereto.

The Notes are being offered pursuant to Adobe’s Registration Statement on Form S-3 filed on January 15, 2010 (Reg. No. 333-164378), including the prospectus contained therein (the “Registration Statement”), and a related preliminary prospectus supplement dated January 25, 2010 and a prospectus supplement dated January 25, 2010.

The material terms and conditions of the Notes are set forth in the Form of Officer’s Certificate filed herewith as Exhibit 4.1 and incorporated by reference herein and in the Indenture filed as Exhibit 4.1 to the Registration Statement.

Item 9.01     Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

4.1	Form of Officer’s Certificate setting forth the terms of the Notes

5.1	Opinion of Davis Polk & Wardwell LLP

23.1	Consent of Davis Polk & Wardwell LLP (contained in Exhibit 5.1)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADOBE SYSTEMS INCORPORATED

Dated: January 26, 2010	By:	/s/ Mark Garrett
Name: Mark Garrett Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Form of Officer’s Certificate setting forth the terms of the Notes

5.1	Opinion of Davis Polk & Wardwell LLP

23.1	Consent of Davis Polk & Wardwell LLP (contained in Exhibit 5.1)